The Rubicon Project, Inc. S-4/A

Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to this Registration Statement on Form S-4 of our report dated February 27, 2019 relating to the consolidated financial statements of The Rubicon Project, Inc., appearing in the Annual Report on Form 10-K of The Rubicon Project, Inc. for the year ended December 31, 2018. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

 Los Angeles, CA

February 7, 2020